Exhibit 99.1

SiriusXM Reports Third Quarter 2012 Results

•	Subscribers Grow by 446,000 to a Record 23.4 Million
•	Record Revenue of $867 Million, Up 14%
•	Net Income of $75 Million, After Debt Extinguishment Charge of $107 Million
•	Adjusted EBITDA Grows 24% to a Record $245 Million
•	Free Cash Flow Grows 159% to $195 Million

NEW YORK – November 1, 2012 – Sirius XM Radio (NASDAQ: SIRI)today announced third quarter 2012 financial and operating results, including revenue of $867 million, up 14% from third quarter 2011 revenue of $763 million. Net income for the third quarter 2012 and 2011 was $75 million and $104 million, respectively, including a loss on extinguishment of debt of $107 million in the third quarter of 2012. Adjusted EBITDA for the third quarter of 2012 was $245 million, up 24% from $197 million in the third quarter of 2011.

“SiriusXM delivered a very strong third quarter for our shareholders, with 446,000 net subscriber additions, double-digit growth, and record levels of revenue, adjusted EBITDA, and free cash flow. The Company has produced more free cash flow in the first nine months of this year than in any full year in its history, and we’ve used this cash to reduce our debt to its lowest level since the merger of Sirius and XM,” noted Mel Karmazin, Chief Executive Officer, SiriusXM.

“We’re excited about the increase in subscriber guidance to 1.8 million net additions that we reported earlier this month, as we believe growth in the fourth quarter will continue. We continue to make investments across our business, particularly in R&D, customer care, infrastructure, and programming. We are also investing in new businesses, such as the telematics service we announced in the third quarter with Nissan, and we believe these investments will reward our shareholders in the years to come,” said Karmazin.

Additional highlights from the third quarter include:

•

Record subscriber growth. Self-pay net subscriber additions improved by 2% year-over-year to 371,000, pushing the self-pay subscriber base to an all-time high of 19.0 million subscribers. The total paid subscriber base rose to a record high 23.4 million subscribers. Strong auto sales helped lift total paid and unpaid trial inventory by approximately 115,000 from the second quarter of 2012 to 6.2 million.

•

Churn and conversion stable. Self-pay monthly churn was 2.0% in the third quarter of 2012, compared to 1.9% reported in the third quarter of 2011. New vehicle consumer conversion rate was 44% in the third quarter of 2012, unchanged from the third quarter of 2011.

•	Free cash flow grows to record level. Free cash flow was $195 million in the third quarter of 2012, an improvement of 159% from the $75 million recorded in the third quarter of 2011.

“Following the repurchase of approximately $868 million of our debt in the third quarter of 2012, SiriusXM ended the quarter with $556 million of cash. The company’s leverage has improved dramatically in the past year, ending the third quarter at just 2.8x our adjusted EBITDA, down from 4.3x at the end of the third quarter of 2011,” remarked David Frear, SiriusXM’s Executive Vice President and Chief Financial Officer. “By eliminating our two most expensive debt instruments in the third quarter, we will reduce our interest costs significantly, and with no debt maturing in the next two years we now have more flexibility to pursue strategic initiatives,” added Frear.

2012 GUIDANCE

“Our increased subscriber guidance of approximately 1.8 million net additions shows we remain confident about growth in the fourth quarter,” said Karmazin. “We were pleased to raise our subscriber guidance for the third time this year.”

The Company confirmed its 2012 subscriber, revenue, adjusted EBITDA and free cash flow guidance:

•	Net subscriber growth approaching 1.8 million,
•	Revenue approaching $3.4 billion,
•	Adjusted EBITDA of approximately $900 million, and
•	Free cash flow of approximately $700 million.

THIRD QUARTER 2012 RESULTS

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

(in thousands, except per share data)	2012	2011	2012	2011

Revenue:
Subscriber revenue	$757,672	$660,837	$2,188,199	$1,922,917
Advertising revenue, net of agency fees	20,426	18,810	59,881	53,595
Equipment revenue	17,813	15,504	51,183	48,392
Other revenue	71,449	67,399	210,362	205,882

Total revenue	867,360	762,550	2,509,625	2,230,786
Operating expenses:
Cost of services:
Revenue share and royalties	141,834	117,043	409,371	340,713
Programming and content	69,938	70,509	205,203	210,867
Customer service and billing	77,768	64,239	212,635	192,667
Satellite and transmission	18,319	19,681	53,980	57,238
Cost of equipment	6,345	5,888	19,301	19,894
Subscriber acquisition costs	112,418	107,279	348,014	317,711
Sales and marketing	60,676	55,210	176,457	154,471
Engineering, design and development	13,507	14,175	32,468	39,249
General and administrative	68,235	58,635	193,786	175,469
Depreciation and amortization	66,571	65,403	199,481	200,865

Total operating expenses	635,611	578,062	1,850,696	1,709,144

Income from operations	231,749	184,488	658,929	521,642
Other income (expense):
Interest expense, net of amounts capitalized	(70,035)	(75,316)	(219,777)	(229,730)
Loss on extinguishment of debt and credit facilities, net	(107,105)	—	(132,726)	(7,206)
Interest and investment (loss) income	(321)	292	(3,192)	78,590
Other income (loss)	113	435	(637)	2,235

Total other expense	(177,348)	(74,589)	(356,332)	(156,111)

Income before income taxes	54,401	109,899	302,597	365,531
Income tax benefit (expense)	20,113	(5,714)	3,013,860	(9,907)

Net income	$74,514	$104,185	$3,316,457	$355,624

Realized loss on XM Canada investment foreign currency adjustment, net of tax	—	—	—	6,072
Foreign currency translation adjustment, net of tax	—	110	(38)	187

Comprehensive income	$74,514	$104,295	$3,316,419	$361,883

Net income per common share:
Basic	$0.01	$0.02	$0.52	$0.06

Diluted	$0.01	$0.02	$0.49	$0.05

Weighted average common shares outstanding:
Basic	4,034,122	3,747,381	3,870,031	3,742,309

Diluted	6,577,654	6,507,370	6,848,230	6,500,819

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011

(in thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$556,270	$773,990
Accounts receivable, net	102,963	101,705
Receivables from distributors	87,773	84,817
Inventory, net	35,823	36,711
Prepaid expenses	150,397	125,967
Related party current assets	8,221	14,702
Deferred tax asset	913,010	132,727
Other current assets	8,271	6,335

Total current assets	1,862,728	1,276,954
Property and equipment, net	1,601,363	1,673,919
Long-term restricted investments	3,973	3,973
Deferred financing fees, net	32,546	42,046
Intangible assets, net	2,532,455	2,573,638
Goodwill	1,815,673	1,834,856
Related party long-term assets	50,104	54,953
Long-term deferred tax asset	1,244,996	—
Other long-term assets	11,204	35,657

Total assets	$9,155,042	$7,495,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$514,479	$543,193
Accrued interest	64,463	70,405
Current portion of deferred revenue	1,426,815	1,333,965
Current portion of deferred credit on executory contracts	275,567	284,108
Current maturities of long-term debt	4,326	1,623
Related party current liabilities	12,988	14,302

Total current liabilities	2,298,638	2,247,596
Deferred revenue	158,223	198,135
Deferred credit on executory contracts	6,243	218,199
Long-term debt	2,221,685	2,683,563
Long-term related party debt	208,742	328,788
Deferred tax liability	—	1,011,084
Related party long-term liabilities	19,660	21,741
Other long-term liabilities	85,676	82,745

Total liabilities	4,998,867	6,791,851

Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at September 30, 2012 and December 31, 2011:
Series A convertible preferred stock; no shares issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Convertible perpetual preferred stock, series B-1 (liquidation preference of $0.001 per share at September 30, 2012 and December 31, 2011); 6,250,100 and 12,500,000 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	6	13
Common stock, par value $0.001; 9,000,000,000 shares authorized at September 30, 2012 and December 31, 2011; 5,192,364,730 and 3,753,201,929 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	5,192	3,753
Accumulated other comprehensive income, net of tax	33	71
Additional paid-in capital	10,618,579	10,484,400
Accumulated deficit	(6,467,635)	(9,784,092)

Total stockholders’ equity	4,156,175	704,145

Total liabilities and stockholders’ equity	$9,155,042	$7,495,996

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,

(in thousands)	2012	2011

Cash flows from operating activities:
Net income	$3,316,457	$355,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	199,481	200,865
Non-cash interest expense, net of amortization of premium	30,786	29,211
Provision for doubtful accounts	24,953	26,209
Amortization of deferred income related to equity method investment	(2,082)	(2,082)
Loss on extinguishment of debt and credit facilities, net	132,726	7,206
Gain on merger of unconsolidated entities	—	(84,855)
Loss on unconsolidated entity investments, net	4,014	10,259
Loss on disposal of assets	567	269
Share-based payment expense	46,361	37,574
Deferred income taxes	(3,017,021)	7,214
Other non-cash purchase price adjustments	(220,336)	(203,630)
Distribution from investment in unconsolidated entity	—	4,849
Changes in operating assets and liabilities:
Accounts receivable	(26,211)	(1,456)
Receivables from distributors	(2,956)	(12,358)
Inventory	888	(14,278)
Related party assets	6,905	30,300
Prepaid expenses and other current assets	(26,367)	(11,028)
Other long-term assets	24,454	23,969
Accounts payable and accrued expenses	(27,384)	(100,502)
Accrued interest	(5,940)	6,472
Deferred revenue	52,777	19,653
Related party liabilities	(1,314)	696
Other long-term liabilities	2,774	(1,547)

Net cash provided by operating activities	513,532	328,634

Cash flows from investing activities:
Additions to property and equipment	(73,546)	(115,065)
Release of restricted investments	—	250
Return of capital from investment in unconsolidated entity	—	10,117

Net cash used in investing activities	(73,546)	(104,698)

Cash flows from financing activities:
Proceeds from exercise of stock options	89,250	9,045
Long-term borrowings, net of costs	393,687	—
Payment of premiums on redemption of debt	(100,615)	(5,020)
Repayment of long-term borrowings	(914,028)	(210,060)
Repayment of related party long-term borrowings	(126,000)	—

Net cash used in financing activities	(657,706)	(206,035)

Net (decrease) increase in cash and cash equivalents	(217,720)	17,901
Cash and cash equivalents at beginning of period	773,990	586,691

Cash and cash equivalents at end of period	$556,270	$604,592

          Subscriber Data and Operating Metrics

The following table contains actual subscriber data and key operating metrics for the three and nine months ended September 30, 2012 and 2011, respectively:

	Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011

Beginning subscribers	22,919,462	21,016,175	21,892,824	20,190,964
Gross subscriber additions	2,421,586	2,138,131	7,064,282	6,369,846
Deactivated subscribers	(1,975,665)	(1,804,448)	(5,591,723)	(5,210,952)

Net additions	445,921	333,683	1,472,559	1,158,894

Ending subscribers	23,365,383	21,349,858	23,365,383	21,349,858

Self-pay	19,041,519	17,534,310	19,041,519	17,534,310
Paid promotional	4,323,864	3,815,548	4,323,864	3,815,548

Ending subscribers	23,365,383	21,349,858	23,365,383	21,349,858

Self-pay	370,553	364,004	1,132,777	847,511
Paid promotional	75,368	(30,321)	339,782	311,383

Net additions	445,921	333,683	1,472,559	1,158,894

Daily weighted average number of subscribers	23,008,693	21,107,540	22,519,544	20,688,641

Average self-pay monthly churn	2.0%	1.9%	1.9%	1.9%

New vehicle consumer conversion rate	44%	44%	45%	45%

ARPU	$12.14	$11.66	$11.96	$11.57
SAC, per gross subscriber addition	$51	$55	$55	$55

          Subscribers. The improvement was due to the 13% increase in gross subscriber additions, primarily resulting from an increase in U.S. light vehicle sales, new vehicle shipments and returning subscriber activations, including previously owned car activations. This increase in gross additions was partially offset by the 9% increase in deactivations. The increase in deactivations was primarily due to an increase in paid promotional trial deactivations stemming from the increase in volume of paid trials, along with growth in our subscriber base. Net additions increased 34% driven by an increase of 106,000 paid promotional subscribers.

          Average Self-pay Monthly Churn for the three months ended September 30, 2012 and 2011 was 2.0% and 1.9%, respectively.

          New Vehicle Consumer Conversion Rate for the three months ended September 30, 2012 and 2011 was 44%.

          ARPU increased primarily due to the increase in certain subscription rates beginning in January 2012, an increase in sales of premium services, including Premier packages, data services and streaming, and an increase in other revenue due to additional subscribers subject to the U.S. Music Royalty Fee. The rise in ARPU was partially offset by an increase in subscriber retention programs and in the number of subscribers on promotional plans and a decrease in the revenue from the U.S. Music Royalty Fee due to a reduction in the rate in December 2010.

          SAC, Per Gross Subscriber Addition, improved to $51 for the three months ended September 30, 2012 from $55 for the same period in 2011. The decrease was driven by improved OEM subsidy rates per vehicle and a 13% increase in gross subscribers compared to the three months ended September 30, 2011, partially offset by higher subsidies related to increased OEM installations occurring in advance of acquiring a subscriber.

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment loss; interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt as well as certain other charges discussed below. This measure is one of the primary non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) goodwill impairment, (iii) restructuring, impairments, and related costs, (iv) depreciation and amortization and (v) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of restructuring, impairments and related costs is useful given the nature of these expenses. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011

Net income (GAAP):	$74,514	$104,185	$3,316,457	$355,624
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,854	2,292	5,599	8,951
Operating expenses	(73,049)	(68,878)	(220,497)	(205,472)
Share-based payment expense, net of purchase price accounting adjustments	17,492	13,983	46,361	37,755
Depreciation and amortization (GAAP)	66,571	65,403	199,481	200,865
Interest expense, net of amounts capitalized (GAAP)	70,035	75,316	219,777	229,730
Loss on extinguishment of debt and credit facilities, net (GAAP)	107,105	—	132,726	7,206
Interest and investment loss (income) (GAAP)	321	(292)	3,192	(78,590)
Other loss (income) (GAAP)	(113)	(435)	637	(2,235)
Income tax (benefit) expense (GAAP)	(20,113)	5,714	(3,013,860)	9,907

Adjusted EBITDA	$244,617	$197,288	$689,873	$563,741

Adjusted Revenues and Operating Expenses - We define this non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and nine months ended September 30, 2012 and 2011:

	Unaudited For the Three Months Ended September 30, 2012

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$757,672	$41	$—	$757,713
Advertising revenue, net of agency fees	20,426	—	—	20,426
Equipment revenue	17,813	—	—	17,813
Other revenue	71,449	1,813	—	73,262

Total revenue	$867,360	$1,854	$—	$869,214

Operating expenses
Cost of services:
Revenue share and royalties	141,834	37,199	—	179,033
Programming and content	69,938	10,431	(1,736)	78,633
Customer service and billing	77,768	—	(512)	77,256
Satellite and transmission	18,319	—	(938)	17,381
Cost of equipment	6,345	—	—	6,345
Subscriber acquisition costs	112,418	21,712	—	134,130
Sales and marketing	60,676	3,707	(2,931)	61,452
Engineering, design and development	13,507	—	(1,753)	11,754
General and administrative	68,235	—	(9,622)	58,613
Depreciation and amortization (a)	66,571	—	—	66,571
Share-based payment expense	—	—	17,492	17,492

Total operating expenses	$635,611	$73,049	$—	$708,660

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2012 was $13,000.

	Unaudited For the Three Months Ended September 30, 2011

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$660,837	$479	$—	$661,316
Advertising revenue, net of agency fees	18,810	—	—	18,810
Equipment revenue	15,504	—	—	15,504
Other revenue	67,399	1,813	—	69,212

Total revenue	$762,550	$2,292	$—	$764,842

Operating expenses
Cost of services:
Revenue share and royalties	117,043	32,293	—	149,336
Programming and content	70,509	12,034	(1,275)	81,268
Customer service and billing	64,239	—	(402)	63,837
Satellite and transmission	19,681	—	(735)	18,946
Cost of equipment	5,888	—	—	5,888
Subscriber acquisition costs	107,279	20,620	—	127,899
Sales and marketing	55,210	3,931	(2,165)	56,976
Engineering, design and development	14,175	—	(1,291)	12,884
General and administrative	58,635	—	(8,115)	50,520
Depreciation and amortization (a)	65,403	—	—	65,403
Share-based payment expense (b)	—	—	13,983	13,983

Total operating expenses	$578,062	$68,878	$—	$646,940

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2011 was $15,000.

(b) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$1,275	$—	$—	$1,275
Customer service and billing	402	—	—	402
Satellite and transmission	735	—	—	735
Sales and marketing	2,165	—	—	2,165
Engineering, design and development	1,291	—	—	1,291
General and administrative	8,115	—	—	8,115

Total share-based payment expense	$13,983	$—	$—	$13,983

	Unaudited For the Nine Months Ended September 30, 2012

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,188,199	$161	$—	$2,188,360
Advertising revenue, net of agency fees	59,881	—	—	59,881
Equipment revenue	51,183	—	—	51,183
Other revenue	210,362	5,438	—	215,800

Total revenue	$2,509,625	$5,599	$—	$2,515,224

Operating expenses
Cost of services:
Revenue share and royalties	409,371	108,069	—	517,440
Programming and content	205,203	32,565	(4,342)	233,426
Customer service and billing	212,635	—	(1,327)	211,308
Satellite and transmission	53,980	—	(2,411)	51,569
Cost of equipment	19,301	—	—	19,301
Subscriber acquisition costs	348,014	69,328	—	417,342
Sales and marketing	176,457	10,535	(7,343)	179,649
Engineering, design and development	32,468	—	(4,467)	28,001
General and administrative	193,786	—	(26,471)	167,315
Depreciation and amortization (a)	199,481	—	—	199,481
Share-based payment expense	—	—	46,361	46,361

Total operating expenses	$1,850,696	$220,497	$—	$2,071,193

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2012 was $41,000.

	Unaudited For the Nine Months Ended September 30, 2011

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,922,917	$3,513	$—	$1,926,430
Advertising revenue, net of agency fees	53,595	—	—	53,595
Equipment revenue	48,392	—	—	48,392
Other revenue	205,882	5,438	—	211,320

Total revenue	$2,230,786	$8,951	$—	$2,239,737

Operating expenses
Cost of services:
Revenue share and royalties	340,713	93,359	—	434,072
Programming and content	210,867	36,645	(4,745)	242,767
Customer service and billing	192,667	18	(1,077)	191,608
Satellite and transmission	57,238	313	(1,867)	55,684
Cost of equipment	19,894	—	—	19,894
Subscriber acquisition costs	317,711	64,086	—	381,797
Sales and marketing	154,471	10,961	(5,654)	159,778
Engineering, design and development	39,249	31	(3,407)	35,873
General and administrative	175,469	59	(21,005)	154,523
Depreciation and amortization (a)	200,865	—	—	200,865
Share-based payment expense (b)	—	—	37,755	37,755

Total operating expenses	$1,709,144	$205,472	$—	$1,914,616

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2011 was $45,000.

(b) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$4,718	$27	$—	$4,745
Customer service and billing	1,059	18	—	1,077
Satellite and transmission	1,848	19	—	1,867
Sales and marketing	5,627	27	—	5,654
Engineering, design and development	3,376	31	—	3,407
General and administrative	20,946	59	—	21,005

Total share-based payment expense	$37,574	$181	$—	$37,755

ARPU - is derived from total earned subscriber revenue, net advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the merger of Sirius and XM. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011

Subscriber revenue (GAAP)	$757,672	$660,837	$2,188,199	$1,922,917
Add: net advertising revenue (GAAP)	20,426	18,810	59,881	53,595
Add: other subscription-related revenue (GAAP)	60,095	58,168	176,569	174,341
Add: purchase price accounting adjustments	41	479	161	3,513

	$838,234	$738,294	$2,424,810	$2,154,366

Daily weighted average number of subscribers	23,008,693	21,107,540	22,519,544	20,688,641

ARPU	$12.14	$11.66	$11.96	$11.57

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense and purchase price accounting adjustments associated with the merger of Sirius and XM, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit associated with incremental share-based payment arrangements recognized at the merger date. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011

Customer service and billing expenses (GAAP)	$77,768	$64,239	$212,635	$192,667
Less: share-based payment expense, net of purchase price accounting adjustments	(512)	(402)	(1,327)	(1,077)
Add: purchase price accounting adjustments	—	—	—	18

	77,256	63,837	211,308	191,608

Daily weighted average number of subscribers	23,008,693	21,107,540	22,519,544	20,688,641

Customer service and billing expenses, per average subscriber	$1.12	$1.01	$1.04	$1.03

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011

Cash Flow information
Net cash provided by operating activities	$219,809	$115,144	$513,532	$328,634
Net cash used in investing activities	(24,602)	(39,767)	(73,546)	(104,698)
Net cash used in financing activities	(507,267)	888	(657,706)	(206,035)
Free Cash Flow
Net cash provided by operating activities	$219,809	$115,144	$513,532	$328,634
Additions to property and equipment	(24,602)	(39,767)	(73,546)	(115,065)
Restricted and other investment activity	—	—	—	10,367

Free cash flow	$195,207	$75,377	$439,986	$223,936

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding share-based payment expense and purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011

Subscriber acquisition costs (GAAP)	$112,418	$107,279	$348,014	$317,711
Less: margin from direct sales of radios and accessories (GAAP)	(11,468)	(9,616)	(31,882)	(28,498)
Add: purchase price accounting adjustments	21,712	20,620	69,328	64,086

	$122,662	$118,283	$385,460	$353,299

Gross subscriber additions	2,421,586	2,138,131	7,064,282	6,369,846

SAC, per gross subscriber addition	$51	$55	$55	$55

###

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has 23.4 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of audio entertainment; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; failure of third parties to perform; and our substantial indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

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E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com